Exhibit 99.3

FIRST QUARTER 2004 A P R I L 2 1, 2 0 0 4 Financial results

Regulation MA Disclosure This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of JPMorgan Chase and Bank One stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; the risk that excess capital is not generated from the merger as anticipated or not utilized in an accretive manner; and the risk that disruption from the merger may make it more difficult to maintain relationships with clients, employees or suppliers. Additional factors that could cause JPMorgan Chase's results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Report on Form 10-K of JPMorgan Chase filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov). JPMorgan Chase has filed a Registration Statement on Form S-4 with the SEC containing the definitive joint proxy statement/prospectus regarding the proposed merger. Stockholders are urged to read the definitive joint proxy statement/prospectus because it contains important information. Stockholders may obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about JPMorgan Chase and Bank One, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the definitive joint proxy statement/prospectus and the filings with the SEC incorporated by reference in the definitive joint proxy statement/prospectus can also be obtained, without charge, by directing a request to J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017, Attention: Office of the Secretary (212-270-4040), or to Bank One Corporation, 1 Bank One Plaza, Suite 0738, Chicago, Illinois 60670, Attention: Investor Relations (312-336-3013). The respective directors and executive officers of JPMorgan Chase and Bank One and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding JP Morgan Chase's and Bank One's directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is available in the definitive joint proxy statement/prospectus contained in the above- referenced Registration Statement on Form S-4.

1Q04 Financial results and Q&A Dina Dublon Merger update and Q&A Bill Harrison Jamie Dimon Agenda

Highest quarterly earnings since 2000 Strength in capital markets-related businesses Investment Bank -- record trading revenue Investment Management & Private Banking -- highest earnings in over 3 years JPMorgan Partners -- positive for 3rd consecutive quarter Anticipated decline in retail driven by mortgage Continued improvement in credit Higher Tier 1 capital and lower risk in lines of business 1Q04 Highlights

Earnings ($ in billions) 1Q04 Financial Results Earnings 1Q03 1.4 4Q03 1.864 1Q04 1.93 EPS $0.69 $0.89 $0.92 ROE 13% 17% 17% Drivers ($ in billions) Revenue growth, but higher expense growth Lower credit costs 1 Operating basis.

1Q04 vs 1Q03 Operating Leverage Larger expense increase in Retail and Treasury & Securities Services (acquisitions) -- will moderate Activities with large revenue swings but small impact on expenses

Credit Costs and Nonperforming Assets Managed Credit Costs ($ in millions) Continued improvement in commercial credit quality; low loan demand Lower charge-offs and delinquencies in consumer Nonperforming Assets1 Note: Y-Axix is set to 16.5. Update scale when updating data 3/31/2003 4.4 12/31/2003 3.2 3/31/2004 2.9 1Excludes purchased nonperforming commercial loans held for sale.

Investment Bank $ in billions 1Actual ROE for all periods, not over/under. Record client trading revenue -- up 20% from 1Q03 Anticipated decline in securities gains and NII (Global Treasury) Fees "lumpy"; strong pipeline across products Capital reduced by $5bn from 1Q03 due to lower credit risk; trading VaR up

($ in billions) Chase Financial Services Production highlights Home Finance: Refi volumes down; growth in home equity; mortgage applications up from 4Q Card: Purchase volume up; stable balances Regional Banking & Middle Market: Deposit growth, net new checking accounts 1 Actual ROE for all periods, not over/under. Earnings decline driven by reduction in Home Finance income of $200mm Card income up 11%, more than offset by declining deposit spreads, weak auto leasing and higher expenses

Treasury & Securities Services Income Statement ($ in millions) Earnings ($ in millions) Acquisitions about half of TSS' revenue & expense growth rates, contributing to lower ROE Continuing recovery in Investor Services Earnings 1Q03 112 4Q03 144 1Q04 119 OH 83% 79% 83% ROE 16% 21% 15%

Pre-tax margin 8% 18% 22% ROTE1 8% 30% 36% Investment Management & Private Banking Earnings 1Q03 27 4Q03 100 1Q04 115 1Return on tangible equity Earnings ($ in millions) Income Statement ($ in millions) Earnings highest in over three years on strong revenue growth AUS inflows highest in over two years -- AUS of $797bn, up 5% from December and 28% from last March

JPMorgan Partners ($ in millions) Highest private equity gains since 2000 -- sale of Kinko's Continued reduction in exposure Visibility for exits improving 1 Period end balances.

Capital ($ in billions) 1 Includes goodwill, before diversification benefit.

Summary Record earnings since merger Economic recovery underway Declines in mortgage driving lower retail earnings Low credit costs Merger integration Focus on client service and expense management

Q&A